Exhibit 99.1
United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(1,279,580)
Unrealized Gain (Loss) on Market Value of Futures	808,940
Dividend Income	92
Interest Income	371
ETF Transaction Fees	350
Total Income (Loss)	$(469,827)

Expenses
Investment Advisory Fee	$17,616
Brokerage Commissions	779
NYMEX License Fee	545
Non-interested Directors' Fees and Expenses	258
Prepaid Insurance Expense	100
Total Expenses	$19,298
Net Income (Loss)	$(489,125)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/11	$30,736,391
Withdrawals (100,000 Units)	(2,784,742)
Net Income (Loss)	(489,125)

Net Asset Value End of Period	$27,462,524
Net Asset Value Per Unit (1,000,000 Units)	$27.46

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502